UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 9, 2026
Date of Report (Date of earliest event reported)

FINGERMOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41187	46-4600326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Somerset Road, Level 3 Singapore	238164
(Address of principal executive offices)	(Zip Code)

(347) 349-5339
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	FNGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

SECTION 7 – REGULATION FD

Item 7.01 Regulation FD Disclosure

On June 9, 2026, FingerMotion, Inc. (the “Company” or “FingerMotion”) issued a news release to announce that it has entered into a Memorandum of Understanding (the “MOU”) with BlueFlare Energy Solutions Inc. (“BlueFlare”), an Alberta-based developer, engineer and constructor of behind-the-meter (“BTM”) energy and high-performance compute infrastructure, to jointly develop a distributed network of micro-scale edge AI inference compute sites across Western Canada. In conjunction with the MOU, the Company and BlueFlare will also consider a non-binding Commercial Term Sheet (the “LOI”), with the first behind-the-meter project to be advanced under the collaboration, a site located in Alberta, Canada and designated PR1 (the “PR1 Project”). The draft non-binding LOI reflects the parties’ agreement to proceed and has not been executed.

A Distributed Edge AI Inference Network for Western Canada

The MOU establishes BlueFlare as FingerMotion’s exclusive partner within the Canadian provinces of Alberta, British Columbia and Saskatchewan for the origination, design, engineering, construction and ongoing support of co-located AI inference compute sites and bitcoin mining sites. The collaboration is built around BlueFlare’s “From Wellhead to Workload” platform and its proprietary BALA™ (BlueFlare Adaptive Load Architecture™) load-following technology.

FingerMotion intends to use the collaboration to build a distributed network of micro-scale edge AI inference compute sites, each typically in the 0.5 megawatt (“MW”) to 2 MW range, sited directly behind the meter at producing or recently-producing natural gas fields in Western Canada. The Company believes that, compared to centralized hyperscale data centers, a distributed edge compute model may offer differentiated advantages across the following dimensions:

•	Energy economics. Direct, BTM access to low-cost on-site natural gas, with electricity generated and consumed without traversing the transmission grid.
•	Latency. Geographic proximity to regional users and devices, which is particularly relevant for AI inference workloads compared to bulk AI training.
•	Speed of deployment. Standardized, containerized infrastructure designed for rapid build-out, in contrast to the multi-year build cycles typical of large-scale data centers.
•	Capital efficiency. Modular site economics that the Company believes can be financed and replicated incrementally across the network.
•	Resilience. A distributed footprint that is intended to reduce single-site concentration risk relative to centralized facilities.

The Role of BlueFlare’s BALA™ Platform

BALA™ (BlueFlare Adaptive Load Architecture™) is BlueFlare’s proprietary load-following platform. It is designed to dynamically balance, at each site and in real time, AI inference compute workloads with co-located bitcoin mining loads, with the bitcoin mining load functioning as a load-balancing and gas-continuity mechanism rather than a primary use case.

At a network level, BALA™ is designed to allow each site to:

•	absorb available natural gas generation capacity at all times by flexing the bitcoin mining load up or down as inference compute demand varies;
•	maintain steady operating temperatures and gas burn profiles regardless of compute load, supporting equipment longevity and emissions performance; and
•	preserve the economic case for the site even during periods of lower inference demand, by continuing to convert generated electricity into bitcoin mining revenue.

FingerMotion believes that BALA™ is a key differentiator of the proposed network, as it is designed to make small-scale, distributed edge compute sites economically viable in a manner that traditional standalone designs have struggled to achieve.

PR1 — First Project Under the Collaboration

FingerMotion will look at the existing behind-the-meter Bitcoin mining infrastructure and mining hardware at the PR1 site, together with ongoing host-operated energy and operational services to be provided by BlueFlare, subject to satisfactory due diligence, the negotiation and execution of definitive agreements, and other customary closing conditions. Thus, the proposed scope of the LOI will include:

•	Bitcoin Mining Infrastructure. A 1.0 MW air-cooled Bitcoin mining container (manufactured by TNDS), including container-level electrical distribution, busbar and power distribution, cooling, ventilation and environmental control systems.
•	Mining Hardware. 120 active Bitmain Antminer S21 Pro 234T ASICs (supplied with a 5% dead-on-arrival buffer of 6 additional units, for 126 units delivered in total), representing aggregate nameplate hashrate of approximately 28.08 PH/s, intended to operate as the BALA™-managed load-balancing layer for the site.
•	Behind-the-Meter Power Supply. BlueFlare to retain ownership of the on-site natural gas generation equipment and to deliver electricity behind-the-meter to the Company’s hardware. The generation equipment is retained by BlueFlare and would not form part of any acquisition.
•	Host-Operated Services. Energy supply, power-generation operations and maintenance, and 24/7 network operations centre (NOC) monitoring, provided by BlueFlare on a host-operated basis at a fixed, all-in rate of US$0.03 per kWh delivered for an initial three-year term, with a 3% annual escalation thereafter.
•	First Inference Compute Build. Subsequent construction by BlueFlare of a 500 kW containerized AI inference compute data center adjacent to the existing infrastructure, which is intended to be the Company’s first operational edge AI inference site under the collaboration.

BlueFlare is expected to act as the developer, designer, engineer and construction partner for the inference compute build and the broader site integration, including the deployment of BALA™ across the natural gas generation, mining and inference compute layers.

Network Build-Out Strategy

PR1 is intended to serve as the prototype site for a broader rollout of distributed edge compute infrastructure across Alberta, British Columbia and Saskatchewan. Additional initial project sites currently under evaluation by the parties include two sites which are expected to be advanced under a separate Commercial Term Sheet and associated definitive agreement(s). The pace and scale of the network build-out will depend on a number of factors, including the successful completion of the PR1 Project, capital availability, site origination, regulatory approvals, and other customary considerations.

“This collaboration represents an important milestone in our strategy to establish a scalable presence in the rapidly growing AI inference infrastructure market,” said Martin Shen, CEO of FingerMotion. “By collaborating with BlueFlare, we gain access to a highly differentiated platform that combines low-cost behind-the-meter energy, modular compute deployment, and proprietary load-balancing technology designed to maximize asset utilization. If successfully executed, this approach has the potential to accelerate our entry into the edge AI sector, improve capital efficiency, create new revenue opportunities, and enhance long-term shareholder value through exposure to one of the most dynamic segments of the digital infrastructure market.”

“Western Canada offers a rare combination of low-cost natural gas, mature energy infrastructure and a regulatory framework that supports BTM compute at scale,” said Landon Ruszkowski, Chief Executive Officer of BlueFlare Energy Solutions Inc. “Our ‘From Wellhead to Workload’ platform is purpose-built for exactly this kind of distributed deployment, and BALA™ is what makes the per-site economics work. We are pleased to be working with FingerMotion as it plans to enter the Canadian edge compute market, and we believe the PR1 Project will demonstrate the model that the broader network is intended to scale.”

Important Information Regarding the MOU and LOI

The MOU and the anticipated LOI are non-binding (other than certain customary provisions of the MOU, including those relating to exclusivity, confidentiality, public disclosure, governing law and general provisions). Neither the MOU nor the LOI obligates either party to enter into any definitive agreement. The closing of the PR1 Project and any other transaction described in this press release is subject to, among other things, the negotiation and execution of definitive agreements, the completion of satisfactory due diligence, the receipt of any applicable regulatory or third-party approvals, and the satisfaction of other customary closing conditions. There can be no assurance that any such definitive agreement will be reached, that the PR1 Project or any other project described herein will be completed on the terms described or at all, or that the broader network build-out contemplated herein will proceed as currently anticipated.

A copy of the news release is attached as Exhibit 99.1 hereto.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated June 9, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINGERMOTION, INC.
DATE: June 9, 2026	By: /s/ Martin J. Shen Martin J. Shen CEO and Director